CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Boyar Value Fund, Inc. and to the use of our report dated February 2, 2006 on Boyar Value Fund’s financial statements and financial highlights as of and for the year ended December 31, 2005.   Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

                                                                                          Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania

April 28, 2006